UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2005

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street
Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On September 6, 2005, the Audit Committee of the Board of Directors (the “Audit Committee”) of Vertex Pharmaceuticals Incorporated (the “Company”) dismissed the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”).  On that same date, the Audit Committee engaged Ernst & Young LLP to serve as the independent registered public accounting firm for the Company for its fiscal year ending December 31, 2005.

The reports of PwC on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2004 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the two fiscal years ended December 31, 2004 and December 31, 2003, and through September 6, 2005, there were no (1) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its report on the financial statements for such years, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K.  A letter from PwC is attached hereto as Exhibit 16.1, indicating whether it agrees with the statements herein.

In deciding to select Ernst & Young LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2005.

During the two fiscal years ended December 31, 2004 and December 31, 2003, and through September 6, 2005, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits

Exhibit	Description of Document

16.1	Letter from PricewaterhouseCoopers LLP dated September 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: September 7, 2005	/s/ Ian F. Smith
Ian F. Smith
Senior Vice President and Chief Financial Officer